Exhibit 10.4

Execution Version

AMENDMENT 2 TO TERM LOAN AGREEMENT

THIS AMENDMENT 2 TO TERM LOAN AGREEMENT, dated as of May 16, 2018 (this “Amendment”) is made among BioDelivery Sciences International, Inc. (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacity, “Administrative Agent”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Term Loan Agreement.

RECITALS

WHEREAS, the Borrower, Agent and the Lenders are parties to the Term Loan Agreement, dated as of February 21, 2017, with the Subsidiary Guarantors from time to time party thereto, as amended by Amendment 1 to Term Loan Agreement, dated as of December 15, 2017 (collectively, the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend each of the Term Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.    Definitions; Interpretation.

(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.    Amendments to Term Loan Agreement. Subject to Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

2.1    The definition of “Interest Only Period” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

“Interest-Only Period” means the period from and including the first Borrowing Date and through and including (a) the twelfth (12th) Payment Date following the first Borrowing Date or (b) so long as no Default or Event of Default has occurred and is continuing, the sixteenth (16th) Payment Date following the first Borrowing Date.

2.2    The definition of “PIK Period” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

“PIK Period” means the period beginning on the first Borrowing Date through and including the earlier to occur of (a) the sixteenth (16) Payment Date after the first Borrowing Date), and (b) the date on which any Default shall have occurred (provided that (i) if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default and sixteenth (16th) Payment Date, after the first Borrowing Date).

2.3    Section 3.01(a) of the Loan Agreement is amended and restated in its entirety as follows:

(a)    Repayment. During the Interest-Only Period, no scheduled payments of principal of the Loans shall be due. Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans (1) on each Payment Date occurring after the Interest-Only Period, in equal installments, or (2) if Borrower achieves a Market Capitalization of at least $200,000,000 prior to the end of the Interest-Only Period, the Stated Maturity Date; provided that if after such achievement, Borrower’s Market Capitalization decreases to below $200,000,000 any time following the end of the Interest-Only Period, payments of principal shall resume on the next Payment Date regardless of whether Borrower’s achieves a Market Capitalization of at least $200,000,00 thereafter. The amounts of such installments, if any, shall be calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest-Only Period or such next Payment Date on which payments of principal are to begin, by (ii) the number of Payment Dates remaining prior to and including the Stated Maturity Date.

2.4    Clauses (b) through (f) of Section 10.02 of the Loan Agreement are amended and restated in its entirety as follows:

(b)    during the twelve month period beginning on January 1, 2018, of at least $40,000,000;

(c)    during the twelve month period beginning on January 1, 2019, of at least $50,000,000;

(d)    during the twelve month period beginning on January 1, 2020, of at least $60,000,000;

(e)    during the twelve month period beginning on January 1, 2021, of at least $70,000,000; and

(f)    during the twelve month period beginning on January 1, 2022, of at least $80,000,000.

2.5    Exhibit D of the Term Loan Agreement is hereby amended and restated in its entirety as Exhibit A attached hereto.

SECTION 3.    Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(a)    Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 13.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(b)    No Default or Event of Default under the Loan Agreement shall have occurred and be continuing;

(c)    Borrower shall have received gross cash proceeds of at least $40,000,000 from a Qualified Equity Issuance during the period from the date hereof to 30 days after the date hereof in a single transaction or series of related transactions and have delivered to Administrative Agent evidence satisfactory to the Administrative Agent thereof;

(d)    the Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 13.03(a)(i)(z) of the Loan Agreement; and

(e)    the Administrative Agent has confirmed to Borrower in writing of its receipt of the executed Amendment required in Section 3(a), receipt of satisfactory evidence required by Section 3(c) and receipt of costs and expenses required by Section 3(d).

SECTION 4.    Representations and Warranties; Reaffirmation.

(a)    Each Obligor hereby represents and warrants to each Lender as follows:

(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate board of directors and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.

(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)    Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. The Borrower acknowledges and affirms that the Back-End Facility Fee payable under the Fee Letter is calculated based on the principal amount of Loans advanced, which includes PIK Loans. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

(c)    Borrower and Lenders hereby acknowledge and agree that upon an event of an acceleration or other mandatory prepayment event, the “Redemption Date” for purposes of calculating the Prepayment Premium will be date of such acceleration or such obligation to mandatorily prepay arose.

(d)    Borrower further acknowledges that the Prepayment Premium (as a component of the Redemption Price) and the back-end facility fee specified in the Fee Letter shall be due and payable whenever so stated in the Loan Documents, or by any applicable operation of law, regardless of the circumstances causing any related acceleration or payment prior to the Stated Maturity Date, including without limitation any Event of Default or other failure to comply with the terms of this Agreement, whether or not notice thereof has been given, or any acceleration by, through, or on account of any bankruptcy filing.

(e)    The Administrative Agent and the Lenders acknowledge that the Borrower has disclosed to them that it is contemplating a financing transaction (the “Broadfin Transaction”) consisting of an offering of Series B Non-Voting Convertible Preferred Stock (the “Series B Stock”) with gross proceeds of at least $40 million pursuant to which Broadfin Capital LLC or its affiliates (“Broadfin”) would participate, and in connection with which four (4) members of the Borrower’s board of directors will resign and three (3) individuals selected by Broadfin would be appointed as members of the Borrower’s board of directors (such appointments, “Board Appointments”). The Administrative Agent and the Lenders agree that neither the acquisition by Broadfin of Series B Stock in the Broadfin Transaction (or any acquisition of common stock by Broadfin upon conversion thereof) nor the Board Appointments, in each case if consummated, would not constitute a Change of Control for purposes of the Loan Agreement. For the avoidance of doubt, this Section 4(e) shall not be deemed to constitute a waiver of any Change of Control arising from any events (including any acquisitions of the Borrower’s Equity Interests or any change in the members of the Borrower’s board of directors), other than as expressly noted above in connection with the Broadfin Transaction.

SECTION 5.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)    Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)    Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 6.    Miscellaneous.

(a)    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)    Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)    Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)    Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(f)    Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

(g)    Notices. Agent and Lenders hereby designate that all notices, requests, instructions, directions and other communications provided for herein and in any loan Document, shall be given or made in writing (including by telecopy) delivered to Administrative Agent or any Lender to its address specified on the signature page hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

BIODELIVERY SCIENCES INTERNATIONAL INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo Pharm. D.
Title:	Vice Chairman

SUBSIDIARY GUARANTORS:

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Ernest De Paolantonio
Name:	Ernest De Paolantonio
Title:	CFO

ARIUS TWO, INC.

By:	Ernest De Paolantonio
Name:	Ernest De Paolantonio
Title:	CFO

Signature Page to Amendment 2 to Term Loan Agreement (BDSI)

ADMINISTRATIVE AGENT:
CRG SERVICING LLC

By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

LENDERS:

CRG ISSUER 2017-1
By: CRG SERVICING LLC, acting by power of attorney

By:	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

Signature Page to Amendment 2 to Term Loan Agreement (BDSI)

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Witness:

Name:

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

Signature Page to Amendment 2 to Term Loan Agreement (BDSI)

EXHIBIT D

TO TERM LOAN AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(d) of, and in connection with the consummation of the transactions contemplated in, the Term Loan Agreement, dated as of February 21, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(d) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]1 [The examination by such auditors in connection with such financial statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).]2

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

As of the date hereof, the representations and warranties made by Borrower in Section 7 of the Loan Agreement (A) in the case of representations and warranties qualified by “materiality”, “Material Adverse Effect” or “knowledge”, are true and correct in all respects and (B) in the case of all other representations and warranties, are true and correct in all material respects, with the same force and effect as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date)[, except as provided for on Annex D attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex D].

[1]	Insert language in brackets only for quarterly certifications.
[2]	Insert language in brackets only for annual certifications.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By
Name:
Title:

ANNEX A TO COMPLIANCE CERTIFICATE

Financial Statements

[see attached]

ANNEX B TO COMPLIANCE CERTIFICATE

Calculations of Financial Covenant Compliance

I.	Section 10.01: Minimum Liquidity
A.	Amount of (i) a cash that is unencumbered by Liens (other than Liens securing the Obligations and Liens permitted pursuant to Section 9.02(j)) plus (ii) the amount of Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Secured Parties have a perfected security interest.:	$

	Is Line IA equal to or greater than $10,000,000	Yes: In compliance; No: Not in compliance

II.	Section 10.02(a)-(e): Minimum Revenue—Subsequent Periods
A.	Product Revenues during the twelve month period beginning on January 1, 2017	$

	[Is line II.A equal to or greater than $30,000,000?	Yes: In compliance; No: Not in compliance][3]

B.	Product Revenues during the twelve month period beginning on January 1, 2018	$

	[Is line II.B equal to or greater than $40,000,000?	Yes: In compliance; No: Not in compliance][4]

C.	Product Revenues during the twelve month period beginning on January 1, 2019	$

	[Is line II.C equal to or greater than $50,000,000?	Yes: In compliance; No: Not in compliance][5]

D.	Product Revenues during the twelve month period beginning on January 1, 2020	$

[3]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2017 pursuant to Section 8.01(b) of the Loan Agreement.
[4]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2018 pursuant to Section 8.01(b) of the Loan Agreement.
[5]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2019 pursuant to Section 8.01(b) of the Loan Agreement.

	[Is line II.D equal to or greater than $60,000,000?	Yes: In compliance; No: Not in compliance][6]

E.	Product Revenues during the twelve month period beginning on January 1, 2021	$

	[Is line II.E equal to or greater than $70,000,000?	Yes: In compliance; No: Not in compliance][7]

F.	Product Revenues during the twelve month period beginning on January 1, 2021	$

	[Is line II.E equal to or greater than $80,000,000?	Yes: In compliance; No: Not in compliance][8]

[6]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2020 pursuant to Section 8.01(b) of the Loan Agreement.
[7]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2021 pursuant to Section 8.01(b) of the Loan Agreement.
[8]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2022 pursuant to Section 8.01(b) of the Loan Agreement.